LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is entered into as of August 15, 2012 by and between SCRIPSAMERICA, INC., a Delaware corporation ("Borrower), and DEVELOPMENT 72, LLC, a Delaware limited liability company ("Lender), by and between Lender and Borrower.

Recitals

WHEREAS, this Agreement applies to the term loan in the amount of $500,001.00 made of even date herewith (the "Loan") as evidenced by that certain Term Loan Promissory Note of even date herewith by Borrower in favor of Lender, as may be modified from time to time (whether one or more, the "Note"), and all Loan Documents. All capitalized terms not otherwise defined herein shall have the meanings as set forth in the Note.

NOW THEREFORE, relying upon the covenants, agreements, representations and warranties contained in this Agreement, Lender is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Lender and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:

a.	Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not materially adversely changed since the date(s) of such documents.

b.	Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor.

c.	Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Lender by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Lender by Borrower in writing and approved by Lender ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen.
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d.	Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

e.	Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

f.	Compliance with Laws. Borrower and any subsidiary and affiliate of Borrower and any guarantor are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. None of Borrower, or any subsidiary or affiliate of Borrower or any guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control. "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/ programs/index.shtml, or as otherwise published from time to time. "Sanctioned Person" means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofacidsn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

g.	Organization and Authority. Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower.
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h.	No Litigation. There are no pending or threatened suits, claims or demands against Borrower.

i.	Indemnity. Borrower will indemnify Lender and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Lender arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will:

a.	Access to Books and Records. Allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender, at Lender's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

b.	Accounts Payable Aging. Borrower shall deliver to Lender, from time to time hereafter but not less than quarterly within thirty (30) days of the end of each such period, a detailed payables report including aging of payables by total, vendor names and addresses, a reconciliation statement, and the original date of each invoice.

c.	Accounts Receivable Aging. Borrower shall deliver to Lender, from time to time hereafter but not less than quarterly within thirty (30) days of the end of each such period, a detailed receivables report including totals, customer names and addresses, a reconciliation statement, and the original date of each invoice.

d.	Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted.

e.	Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents.

f.	Estoppel Certificates. Furnish, within fifteen (15) days after request by Lender, a written statement, duly acknowledged, of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

g.	Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, product liability insurance in the amount of Five Million Dollars ($5,000,000.00).

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h.	Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

i.	Non-Default Certificate. Borrower shall deliver to Lender, with the Financial Statements required below, a certificate signed by a principal financial officer of Borrower, in the form of Exhibit A attached hereto, warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower's compliance with the financial covenants contained herein.

j.	Notice of Default and Other Notices. (A) Notice of Default. Furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (B) Other Notices. Promptly notify Lender in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. (C) Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Lender may reasonably request.

k.	Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

l.	Reports and Proxies. Deliver to Lender, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing (which consent, for purposes of this paragraph, shall be deemed to be given if Lender's representative on the Board of Directors of Borrower gives his approval in connection with action by the Board of Directors on the applicable matter), Borrower will not:

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a.	Change in Fiscal Year. Change its fiscal year.

b.	Change of Control. Make or suffer a change of ownership that effectively changes control of Borrower from current ownership, excluding the proposed acquisition of Marlex Pharmaceuticals Inc. (including the conversion of existing notes and/or equity financing in connection with such acquisition).

c.	Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance by the Company or on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; or (ii) liens for taxes contested in good faith, excluding (i) the existing lien on accounts receivable pursuant to that certain Factoring and Security Agreement, dated as of April 16, 2010 and amended on May 25, 2012, between the borrower and United Capital Funding Corporation and (ii) the lien that may be granted to the Senior Lender pursuant to a subsequent factoring facility.

d.	Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business.

e.	Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in (i) Marlex Pharmaceuticals, Inc. or (ii) direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing Lender's unimpaired capital and surplus.

f.	Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.

f.	Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.

g.	Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due over $25,000.00 in the aggregate.

i.	Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so, excluding the notes currently held by Jim and Joanne Speers, and Leon Hurst.

j.	Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

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ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Lender, within sixty (60) days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis with respect to Borrower and its subsidiaries, affiliates and parent or holding company, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant reasonably acceptable to Lender. The opinion of such independent certified public accountant shall not be acceptable to Lender if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Lender's approval.

PERIODIC FINANCIAL STATEMENTS. Borrower shall deliver to Lender, within forty-five (45) days after the end of each fiscal quarter (other than the fourth fiscal quarter), unaudited management-prepared quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis with respect to Borrower and its subsidiaries, affiliates and parent or holding company, as applicable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments. Borrower shall deliver to Lender such other information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

MONTHLY SALES REPORTS. Borrower shall deliver to Lender, within ten (10) days after the end of each calendar month, unaudited management-prepared sales and revenue reports with respect to such month's Rapi Meds Sales Amount for Borrower and its subsidiaries, affiliates and parent or holding company, as applicable, all in reasonable detail and prepared in conformity with generally accepted accounting principles. Such reports shall be certified as to their correctness by a principal financial officer of Borrower.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Lender shall otherwise consent in writing:

a.	Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct without prior written consent of the Lender, with the exception of indebtedness incurred in the ordinary course of business, not to exceed $50,000, and that certain $1,250,000 revolving credit facility from US Capital Partners, LLC and that certain $500,000 term loan facility from US Capital Partners, LLC, or an alternative lender of similar quality, each issued to Borrower on or about even date herewith.
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b.	Dividends. Except for dividends and distributions paid to the holder of the outstanding shares of the Borrower's Series A Preferred Stock, Borrower shall not, during any fiscal year, declare or pay dividends or make other distributions to its shareholders without prior written consent of the Lender.

SECURITY INTEREST. Subject to the existing lien on accounts receivable pursuant to that certain Factoring and Security Agreement, dated as of April 16, 2010 and amended on May 25, 2012, between the borrower and United Capital Funding Corporation, Borrower hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to Lender the following (all of the same being hereinafter called the "Collateral"): All assets of the Borrower presently existing and wherever located, including but not limited to: (a) all accounts, chattel paper (including tangible and electronic chattel paper), deposit accounts, documents, equipment, general intangibles (including payment intangibles and software), instruments, inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. Upon request by Borrower after securing a senior lender ("Senior Lender") providing accounts receivable financing in an amount no less than One Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($1,750,000.00), Lender shall enter into a subordination agreement and intercreditor agreement in form reasonably acceptable to Lender with respect to the Collateral, provided that (i) Borrower is not in default hereunder at the time of such request and (ii) Lender shall retain a senior lien on all tooling and equipment purchased by Borrower's contract manufacturer on Borrower's behalf located at the Capricorn Pharma, Inc. facility located at 6900 English Muffin Way, Unit A, Frederick, MD 21703, as detailed on Exhibit C attached hereto.

AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto or continuations thereof that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower. Borrower agrees to furnish any such information to Lender promptly upon the Lenders request.

NOTICES. All notices or other written communications hereunder or under any other Loan Document shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, or (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, addressed as follows:

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If to Borrower:	ScripsAmerica, Inc. 77 McCullough Drive, Suite 7 New Castle, Delaware 19720

If to Lender:	Development 72, LLC 2090 Palm Beach Lakes Boulevard, Suite 701 West Palm Beach, FL 33409

or addressed as such party may from time to time designate by written notice to the other parties.

CONDITIONS PRECEDENT. The obligations of Lender to make the loan and any advances pursuant to this Agreement are subject to the receipt by Lender of such additional supporting documents as Lender or its counsel may reasonably request.

LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANYWAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

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IN WITNESS WHEREOF, Borrower and Lender, on the day and year first written above, have caused this Loan Agreement to be duly executed under seal.

BORROWER:

SCRIPSAMERICA, INC., a Delaware corporation

By: /s/Robert Schneiderman
Name: Robert Schneiderman
Title: Chief Executive Officer

LENDER:

DEVELOPMENT 72, LLC, a Delaware limited liability company

By: /s/Andrius Pranskevicius
Andrius Pranskevicius, Manager

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EXHIBIT A

NON-DEFAULT CERTIFICATE

In accordance with the terms of the Loan Documents dated August 15, 2012 by and between

Development 72, LLC and ScripsAmerica, Inc., I hereby certify that:

1.	I am a principal financial officer of ScripsAmerica, Inc.;

2.	The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.	No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

BORROWER:

SCRIPSAMERICA, INC., a Delaware corporation

By: /s/Robert Schneiderman
Name: Robert Schneiderman
Title: CEO

Date: 8/15/12

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Exhibit B

Monthly Amortization Schedule

The monthly payment will be $12,442.55. The breakdown of each of the 48 monthly payments are listed below.

Payment 1	Monthly Payment $12,442.55	Principal Paid $8,692.54	Interest Paid $3,750.01	Remaining Balance $491,308.46
2	$12,442.55	$8,757.73	$3,684.81	$482,550.73
3	$12,442.55	$8,823.42	$3,619.13	$473,727.31
4	$12,442.55	$8,889.59	$3,552.95	$464,837.72
5	$12,442.55	$8,956.26	$3,486.28	$455,881.46
6	$12,442.55	$9,023.44	$3,419.11	$446,858.02
7	$12,442.55	$9,091.11	$3,351.44	$437,766.91
8	$12,442.55	$9,159.29	$3,283.25	$428,607.62
9	$12,442.55	$9,227.99	$3, 214.56	$419,379.63
10	$12,442.55	$9,297.20	$3,145.35	$410,082.43
11	$12,442.55	$9,366.93	$3,075.62	$400,715.50
12	$12,442.55	$9,437.18	$3,005.37	$391,278.32
13	$12,442.55	$9,507.96	$2,934.59	$381,770.36
14	$12,442.55	$9,579.27	$2,863.28	$372,191.10
15	$12,442.55	$9,651.11	$2,791.43	$362,539.98
16	$12,442.55	$9,723.50	$2,719.05	$352,816.49
17	$12,442.55	$9,796.42	$2,646.12	$343,020.06
18	$12,442.55	$9,869.90	$2,572.65	$333,150.17
19	$12,442.55	$9,943.92	$2,498.63	$323, 206.25
20	$12,442.55	$10,018.50	$2,424.05	$313,187.75
21	$12,442.55	$10,093.64	$2,348.91	$303,094.11
22	$12,442.55	$10,169.34	$2,273.21	$292,924.77
23	$12,442.55	$10,245.61	$2,196.94	$282,679.16
24	$12,442.55	$10,322.45	$2,120.09	$272,356.71
25	$12,442.55	$10,399.87	$2,042.68	$261,956.84
26	$12,442.55	$10,477.87	$1,964.68	$251,478.97
27	$12,442.55	$10,556.45	$1,886.09	$240,922.51
28	$12,442.55	$10,635.63	$1,806.92	$230,286.89
29	$12,442.55	$10,715.39	$1,727.15	$219,571.49
30	$12,442.55	$10,795.76	$1,646.79	$208,775.73
31	$12,442.55	$10,876.73	$1,565.82	$197,899.01
32	$12,442.55	$10,958.30	$1,484.24	$186,940.70
33	$12,442.55	$11,040.49	$1,402.06	$175,900.21

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34	$12,442.55	$11,123.29	$1, 319.25	$164,776.92
35	$12,442.55	$11,206.72	$1,235.83	$153,570.20
36	$12,442.55	$11,290.77	$1,151.78	$142,279.43
37	$12,442.55	$11,375.45	$1,067.10	$130,903.98
38	$12,442.55	$11,460.77	$981.78	$119,443.21
39	$12,442.55	$11,546.72	$895.82	$107,896.49
40	$12,442.55	$11,633.32	$809.22	$96,263.17
41	$12,442.55	$11,720.57	$721.97	$84, 542.59
42	$12,442.55	$11,808.48	$634.07	$72,734.12
43	$12,442.55	$11,897.04	$545.51	$60,837.08
44	$12,442.55	$11,986.27	$456.28	$48,850.81
45	$12,442.55	$12,076.16	$366.38	$36,774.64
46	$12,442.55	$12,166.74	$275.81	$24,607.91
47	$12,442.55	$12, 257.99	$184.56	$12,349.92
48	$12,442.55	$12,349.92	$92.62	$0.00
Totals	$597,242.21	$500,001.00	$97,241.21

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Exhibit C

Tooling and Equipment

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